EXHIBIT 4.1

AMENDMENT NO. 1 TO
RIGHTS AGREEMENT

This Amendment No. 1 is dated September 11, 2013 (the “Effective Date”), and amends that certain Rights Agreement, dated as of September 17, 2003, between Rimage Corporation, a Minnesota corporation (the “Company”), and Wells Fargo Bank Minnesota, N.A., as Rights Agent (the “Rights Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

WHEREAS, on September 11, 2013, the Board determined it is in the best interests of the Company and its shareholders to amend the Rights Agreement on the terms set forth herein; and

WHEREAS, in accordance with Section 27 of the Rights Agreement, the Company may, and the Rights Agent, if directed by the Company, shall supplement or amend the Rights Agreement without the approval of any holders of Common Shares or Rights Certificates, to extend the Final Expiration Date, and prior to the Distribution Date, amend any provision in the Rights Agreement in any manner that the Company may deem necessary or desirable.

NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties agree as follows:

1.1                Section 1.(a) of the Rights Agreement, the definition of “Acquiring Person,” is hereby deleted in its entirety and replaced with the following definition of “Acquiring Person”:

(a)                 Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any wholly owned Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any entity holding Common Shares for or pursuant to the terms of any such plan described in clause (iii) of this sentence provided, however, that any Person who or which otherwise would be an Acquiring Person prior to the Close of Business on September 11, 2013 solely as a result of giving effect to Section 1.2 of the Rights Agreement Amendment shall not be an Acquiring Person solely as a result of giving effect to such subsection; provided, further, that such Person shall become an Acquiring Person if, following the Close of Business on September 11, 2013, such Person, together with all Affiliates and Associates of such Person, acquires Beneficial Ownership (after giving effect to Section 1.2 of this Amendment to the Rights Agreement) of additional shares of Common Shares representing one quarter of one percent (0.25%) or more of the Common Shares. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of the Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the

Company then outstanding; provided, however, that if a Person, together with all Affiliates or Associates of such Person, shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share acquisitions by the Company, and if such Person or such Person’s Affiliates or Associates, after such share acquisitions by the Company, shall become the Beneficial Owner of any additional Common Shares of the Company, and, immediately after becoming the Beneficial Owner of such additional Common Shares, such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, then such Person (unless such Person shall be (1) the Company, (2) any wholly owned Subsidiary of the Company, (3) any employee benefit plan of the Company or of any Subsidiary of the Company, or (4) any entity holding Common Shares for or pursuant to the terms of any such plan described in clause (3) of this sentence) shall be deemed an “Acquiring Person.” An entity other than the Company or any wholly owned Subsidiary of the Company holding Common Shares for or pursuant to the terms of an employee benefit plan of the Company or of any Subsidiary of the Company and in addition being the Beneficial Owner of Common Shares that are not held for or pursuant to the terms of any such plan shall be deemed to constitute an Acquiring Person, notwithstanding anything herein stated, if, but only if, it, together with its Affiliates and Associates, shall be the Beneficial Owner of 20% or more, exclusive of those Common Shares held by it for or pursuant to the terms of any such plan, of the Common Shares then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

1.2                Section 1.(c) of the Rights Agreement is hereby amended to delete in its entirety the definition of “Beneficial Owner” and substituting in lieu thereof the following definition of “Beneficial Owner”:

(c)                 A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” or have beneficial ownership of, any securities:

(i)                 which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, including without limitation securities with respect to which such Person or any of such Person’s Affiliates or Associates has “beneficial ownership” pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act;

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(ii)                 which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right be exercisable immediately or only after the passage or time) pursuant to any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own or to have beneficial ownership of, any securities pursuant to subparagraph (i), (ii) or (iii) of this paragraph (c) solely because such securities are tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) the right to vote or dispose of (including without limitation pursuant to any agreement, arrangement, or understanding (whether or not in writing)); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own or have beneficial ownership of, any security pursuant to subparagraph (i), (ii) or (iii) of this paragraph (c) solely because of the right to vote such security pursuant to an agreement, arrangement, or understanding if the agreement, arrangement, or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person or any of such Person’s Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) as being beneficially owned by such Person;

(iii)                 which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the final proviso to subparagraph (ii) of this paragraph (c)), or disposing of, any securities of the Company; or

(iv)                 which are the subject of, or the reference securities to, or that underlie any Derivative Transaction entered into by or on behalf of such Person or any of such Person’s Affiliates or Associates, with the number of Common Shares or other securities deemed beneficially owned being the notional or other number of Common Shares or other securities to be acquired or that can be acquired (or any other security that would otherwise be “beneficially owned” by ownership of such security to be

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acquired or that can be acquired) upon the exercise or settlement of the Derivative Transaction or are the basis upon which the value or settlement amount of such Derivative Transaction is to be calculated in whole or in part, as determined by the Board of Directors of the Company in its sole discretion

1.3                Addition of New Definition of “Derivative Transaction”. The Rights Agreement is hereby amended by adding a new Section 1.(p) thereof to define the term “Derivative Transaction” which shall read in its entirety as follows:

“Derivative Transaction” means any derivative transaction entered into by or on behalf of a Person or any of such Person’s Affiliates or Associates, including any derivative security (including, but not limited to, any “derivative securities” as such term is defined under Rule 16a-1 under the Exchange Act) acquired by such Person or any of such Person’s Affiliates or Associates, that gives such Person or any of such Person’s Affiliates or Associates the economic equivalent of full or partial ownership of underlying securities due to the fact that the value of such transaction or security is determined by reference to the value of underlying securities, or that provides to the holder the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the underlying security, including, but not limited to, a long convertible security, a long call option and a short put option position, in each case, regardless of whether (i) such interest conveys any voting rights in such underlying security, (ii) such interest is required to be, or is capable of being, settled through delivery of such underlying security or (iii) transactions hedge the economic effect of such interest.

1.4                Section 3(a) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

(a)                 Until the earlier of (i) the Close of Business on the 15th day after the Share Acquisition Date, or (ii) the Close of Business on the 15th day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence (which intention shall not have been withdrawn within five business days (as defined in Rule 14d-1 of the General Rules and Regulations under the Exchange Act) after such public announcement), a tender or exchange offer the consummation of which would result in any Person (other than the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of

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the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) becoming the Beneficial Owner of 20% or more of the then outstanding Common Shares (including any such date that is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates when the context so requires) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates, in substantially the form of Exhibit B hereto (the “Right Certificates”), evidencing one Right for each Common Share so held, subject to adjustment pursuant to Section 11(i). In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(i), at the time Right Certificates are distributed, the Company may, to the extent provided in Section 14(a), make the necessary and appropriate rounding adjustments (as set forth in Section 14(a)) so that Right Certificates are distributed representing only whole numbers of Rights and pay cash in lieu of fractional Rights pursuant to Section 14(a). As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

1.5                Amendment to Section 3. Section 3(c) of the Rights Amendment is hereby amended to provide that the first sentence of the legend described in Section 3(c) is hereby deleted in its entirety and replaced to provide as follows:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Rimage Corporation (the “Company”) and Wells Fargo Bank Minnesota, N.A. dated as of September 17, 2003 and amended September 11, 2013 (the “Rights Agreement”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.

1.6                Section 7(a) of the Rights Agreement is hereby amended to amend the definition of the “Final Expiration Date as follows:

The definition in Section 7(a)(i) that defines “Final Expiration Date” is deleted in its entirety and is amended to provide that: “The earlier of the Close of Business on September 16, 2016,” and the remainder of Section 7(a) is not revised.

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1.7                Section 7(b) of the Rights Agreement is deleted in its entirety and replaced with the following:

“The Purchase Price for each one-hundredth of a Preferred Share pursuant the exercise of a Right shall initially be $35, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.”

1.8                Section 27 of the Rights Agreement is amended to delete the last sentence of Section 27 in its entirety and replaced with the following:

Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Section s 1(a) and 3(a) hereto from 20% to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than (1) the Company, (2) any wholly-owned subsidiary of the Company, (3) any employee benefit plan of the Company or any subsidiary of the Company or (4) any entity holding Common shares for or pursuant to the terms of any plan described in clause (3) of this sentence) or (ii) 10%.

1.9                Section 8 of the Rights Agreement is amended to delete the last two sentence of Section 8 in its entirety and replaced with the following:

Subject to applicable law and regulation, the Rights Agent shall maintain (i) in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent.  The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation.  Upon written request of the Corporation (and at the expense of the Corporation), the Rights Agent shall provide to the Corporation or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent.

1.10            Amendment to Form of Rights Certificate. The Form of Rights Certificate attached as Exhibit B to the Rights Agreement is hereby deleted in its entirety and replaced with the revised Form of the Rights Certificate included as Exhibit B to this Amendment.

1.11            Amendment to Summary of Rights Agreement. The “Summary of Rights to Purchase Preferred Shares of Rimage Corporation” attached as Exhibit C to the Rights Agreement is hereby deleted in its entirety and replaced with Exhibit C included with this Amendment.

1.12            Rights Agreement as Amended, Effective Date. The term “Agreement or “Rights Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment. This Amendment shall be effective as of the Close of Business on the first date written above, as if executed on such date, and except as set forth herein the Rights Agreements shall remain in full force and effect and otherwise shall be unaffected hereby.

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1.13            Direction to Rights Agent; Certification by Officer. By execution of this Amendment by the Company, the Company hereby directs the Rights Agent to execute the Amendment in its capacity as Rights Agent pursuant to the Rights Agreement and in accordance with Section 27 of the Rights Agreement. The officer of the Company executing this Amendment on behalf of the Company hereby certifies on behalf of the Company that this Amendment is in compliance with the terms of Section 27 of the Rights Amendment.

1.14            Benefits of this Amendment. Nothing in this Amendment shall be construed to give any Person other than the Company, the Rights Agent and holders of Rights any legal or equitable right, remedy or claim under this Amendment; and this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of Rights.

1.15            Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Amendment shall be held to be prohibited by or unenforceable under applicable law, (i) such provision shall be applied to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of this Amendment shall remain in full force and effect; provided, however, that if such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately. No rule of strict construction, rule resolving ambiguities against the person who drafted the provision giving rise to such ambiguities or other such rule of interpretation shall be applied against any party with respect to this Amendment.

1.16            Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Minnesota without regard to the principles of conflicts of laws.

1.17            Counterparts. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

1.18            Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

[Signature Page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

WELLS FARGO BANK MINNESOTA, N.A.		RIMAGE CORPORATION

By:	/s/ Daniel Loeffler	By:	/s/ Sherman L. Black
	Its: Officer		Its: Chief Executive Officer

Exhibit b

[AMENDED FORM OF RIGHT CERTIFICATE]

Certificate No. R-___	_____ Rights

NOT EXERCISABLE AFTER SEPTEMBER 16, 2016, OR SUCH EARLIER DATE AS THE BOARD OF DIRECTORS ORDERS REDEMPTION OR EXCHANGE OF THE RIGHTS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT (SUBJECT TO ADJUSTMENT) AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.

Right Certificate

RIMAGE CORPORATION

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provision, and conditions of the Rights Agreement dated as of September 17, 2003 as amended September 11, 2013 (the “Rights Agreement”) between Rimage Corporation, a Minnesota corporation (the “Company”), and Wells Fargo Bank Minnesota, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the earlier of 5:00 P.M. (Minneapolis, Minnesota time) on September 16, 2016 or the Close of Business on the date the shareholders of the Company fail to ratify the Rights Agreement as amended at a duly called meeting of shareholders, at the office or offices of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable Series A Junior Participating Preferred Share, par value $.01 (the “Preferred Shares”), of the Company, at a purchase price of $35 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly completed and executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share that may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are, except for adjustments required pursuant to the Rights Agreement, the number and Purchase Price as of September 11, 2013 based on the Preferred Shares as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

B-1

This Right Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof, and which contains a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates (which limitations of rights include the voiding of the Rights under certain circumstances specified in the Rights Agreement). Copies of the Rights Agreement are on file with the Secretary at the principal executive office of the Company and will be mailed without charge by the Company or the Rights Agent to the holder of this certificate promptly following receipt by the Company or the Rights Agent of a written request therefor.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), any Rights evidenced by this Right Certificate that are beneficially owned by an Acquiring Person or an Associate or Affiliate of such Acquiring Person (as such terms are defined in the Rights Agreement) or were beneficially owned by any Acquiring Person or an Associate or Affiliate of such Acquiring Person after the Acquiring Person becomes an Acquiring Person shall be null and void from and after the occurrence of such Section 11(a)(ii) Event.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agents designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a Preferred Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Right Certificates for the number of Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right, subject to adjustment as provided in the Rights Agreement, payable in cash, and (ii) may, but are not required to, be exchanged by the Company in whole or in part for Common Shares or other shares of capital stock of the Company. The Board of Directors of the Company and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional shares that are integral multiples of one one-hundredth of a Preferred Share or, if a Right shall then be exercisable for a fraction other than one one-hundredth of a Preferred Share, integral multiples of that fraction, which may, at the election of the Company, be evidenced by depositary receipts), if in lieu thereof a cash payment is made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder thereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

B-2

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the manual or facsimile signature of the proper officer of the Company.

Dated:

RIMAGE CORPORATION

By:
Its:

Countersigned:

By:
Authorized Manual or Facsimile Signature

B-3

RIGHTS AGREEMENT

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be Executed by the registered holder if such holder
desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                         hereby sells, assigns, and transfers unto (Please print name and address of transferee) this Right Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                         Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be medallion guaranteed by a member firm of a registered national securities exchange, a member of FINRA or a commercial bank or trust company having an office or correspondent in the United States, or by an eligible guarantor institution (bank, stockbroker, savings and loan association, or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

B-4

CERTIFICATE

The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

(1)  the Rights evidenced by this Right Certificate

☐ are

or

☐ are not

beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as terms are defined in the Rights Agreement); and

(2) the undersigned

☐ did

or

☐ did not

acquire the Rights evidenced by this Right Certificate from any Person who, at any time that such Person beneficially owned such Rights, is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Signature

NOTICE

The signature of the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

B-5

RIGHTS AGREEMENT

FORM OF ELECTION TO EXERCISE

(To be executed if holder desires to exercise Rights

represented by the Right Certificate.)

TO: RIMAGE CORPORATION

The undersigned hereby irrevocably elects to exercise                         Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities of the Company or any other person that may be issuable upon exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be medallion guaranteed by a member firm of a registered national securities exchange, a member of FINRA, or a commercial bank or trust company having an office or correspondent in the United States, or by an eligible guarantor institution (bank, stockbroker, savings and loan association, or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

B-6

CERTIFICATE

The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate

☐ are

or

☐ are not

beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as terms are defined in the Rights Agreement); and

(2) the undersigned

☐ did

or

☐ did not

acquire the Rights evidenced by this Right Certificate from any Person who, at any time that such Person beneficially owned such Rights, is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Signature

NOTICE

The signature of the foregoing Election to Exercise and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

B-7

EXHIBIT C

SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES OF
RIMAGE CORPORATION

On September 16, 2003 the Board of Directors of Rimage Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding Common Share of the par value of $.01 per share (the “Common Shares”) of the Company. The dividend is payable on October 6, 2003 (the “Record Date”) to shareholders of record on that date.

Each Right entitles the registered holder to purchase from the Company one one-hundredth of a Series A Junior Participating Preferred Share, $.01 par value (the “Preferred Shares”), of the Company at a price of $35 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of September 17, 2003 as amended September 11, 2013, between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent (the “Rights Agent”).

Initially, the Rights will attach to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares, and a Distribution Date for the Rights will occur upon the earlier of:

(i)                   the close of business on the fifteenth day following a public announcement that a person or group or affiliated or associated persons has become an “Acquiring Person” (i.e., has become, subject to certain exceptions, the beneficial owner of 20% or more of the outstanding Common Shares), or

(ii)                 the close of business on the fifteenth day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 20% or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company prior to a person or group of affiliated or associated persons becoming an Acquiring Person).

Until the Distribution Date,

(i)                   the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,

(ii)                 new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

(iii)                the surrender for transfer of any Common Share certificate, even without such notation or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

C-1

As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the earlier of close of business on September 16, 2016, unless extended or earlier redeemed or exchanged by the Company as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

(i)                   in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Shares,

(ii)                 upon the grant to holders of the Preferred Shares of certain rights, options, or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares, or

(iii)                upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (ii) hereof).

The number of Preferred Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination, or consolidation of the Common Shares.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments required an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares that are integral multiples of one one-hundredth (subject to adjustment) of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu thereof a payment in cash is made based on the closing price (pro-rated for the fraction) of the Preferred Shares on the last trading date prior to the date of exercise.

In the event that any person or group of affiliated or associated persons becomes an Acquiring person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

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In the event that, on or after the Distribution Date or within 15 days prior thereof, the Company is acquired in certain mergers or other business combination transactions, or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold on or after the Distribution Date or within 15 days prior to the Distribution Date in one or a series of related transactions, each holder of a Right (other than Rights that have become void under the terms of the Rights Agreement) will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, the number of common shares of the acquiring company (or, in certain cases, on of its affiliates) having a market value of two times the exercise price of the Right.

In certain events specified in the Rights Agreement, the Company is permitted to temporarily suspend the exercisability of the Rights.

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person (subject to certain exceptions), and prior to the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may authorize the exchange all or part of the Rights (other than Rights that have become void under the terms of the Rights Agreement) for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

At any time prior to the time that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the “Redemption Price”), payable in cash. The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.

The terms of the Rights may be amended by the Board of Directors of the Company, subject to certain limitations after the Distribution Date, without the consent of the holders of the Rights, including an amendment prior to the date of a person or group of affiliated or associated persons becomes an Acquiring Person to lower the 20% threshold for exercisability of the Rights to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons (subject to certain exceptions), or (ii) 10%.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September 17, 2003 and as amended on Amendment No. 1 to Form 8-A on September 11, 2013. A copy of the Rights Agreement is available free of charge from the Company by contacting the Secretary at Rimage Corporation, 7725 Washington Avenue South, Edina, Minnesota 55439. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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